EXHIBIT 5.1
                     [Farella Braun + Martel LLP letterhead]


                                November 1, 2001


Geoworks Corporation
960 Atlantic Avenue
Alameda, CA 94501

     Re: Geoworks Corporation (the "Company") 1994 Stock Option Plan and Employee Stock Purchase Plan (together, the "Plans")


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 1, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,350,000 additional shares of your Common Stock (the "Shares") subject to issuance by you pursuant to the Plans.

     In rendering this opinion, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the following, all of which, unless otherwise indicated, are dated as of the date of this letter:

     1. A copy of the Certificate of Incorporation of the Company, as amended, certified by your Secretary as being complete and in full force and effect.

     2. The minutes of meetings of your Board of Directors taken at meetings on June 8, 2001 and April 23, 1998 and certain resolutions of the Board of Directors by resolution at a meeting on October 18, 2001, and certified by your Secretary as being unrescinded, complete and in full force and effect.

     3. The minutes of meetings of stockholders of the Company taken at meetings on September 11, 2001 and July 27, 1998, and certified by your Secretary as being unrescinded, complete and in full force and effect.

     4. A certificate of Timothy J. Toppin, Vice President, Chief Financial Officer and Secretary of the Company dated October 31, 2001.

     Based solely on our examination of the foregoing, we are of the opinion that, subject to the effectiveness of the Registration Statement, the Shares will be legally issued, fully paid and non-assessable. In giving this opinion, we assume that the Shares will be issued in accordance with the terms of the Plans.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           FARELLA BRAUN + MARTEL LLP

                                           /s/ FARELLA BRAUN + MARTEL LLP











                                      -11-